Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

NTS, INC.
(a Nevada corporation)

ARTICLE I

Offices

SECTION 1.      Registered Office. In accordance with the applicable provisions of the Nevada Revised Statutes (“NRS”), including, without limitation, NRS 78.090, the registered office of NTS, Inc. (the “Corporation”) shall be maintained at such place within the State of Nevada as the board of directors (the “Board of Directors”) of the Corporation shall determine from time to time.

SECTION 2.      Other Offices. The Corporation may also have offices at such other places both within and without the State of Nevada as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

Stockholders

SECTION 1.      Place of Meetings. All meetings of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year at such date and time, within or without the State of Nevada, as the Board of Directors shall determine. The place of each such meeting shall be stated in the notice of meeting or in a duly executed waiver of notice thereof.

SECTION 2.      Remote Communications. The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication in any manner permitted by Nevada law. Such means of remote communication include participation by telephone conference or similar method of communication by which all persons participating in the meeting can hear one another and participate concurrently in accordance with NRS 78.320(4). Participation in such meeting shall constitute presence in person at the meeting.

SECTION 3.      Annual Meeting. The annual meeting of stockholders shall be held on the day and at the time set by the Board of Directors, if not a legal holiday, and if a legal holiday, then on the next regular business day following, at the hour set forth in the notice thereof. A majority of the Board of Directors shall have authority to set the agenda for the annual meeting and to establish the deadline by which requests for the addition of items to the agenda shall be received. A majority of the Board of Directors may grant such requests. At the annual meeting, the stockholders shall elect, by a plurality vote, members of the Board of Directors (each such member, a “Director” and collectively, the “Directors”) and transact such other business as may properly be brought before the meeting. Notwithstanding the foregoing, in the event that the Directors are elected by written consent of the stockholders in accordance with Article III Section 2 of these Bylaws (as amended from time to time in accordance with the terms hereof, and in accordance with the Corporation’s Articles of Incorporation as then in effect and applicable law, the “Bylaws”) and NRS 78.320, an annual meeting of stockholders shall not be required to be called or held for such year for such purpose, but the Board of Directors may call and notice an annual meeting for any other purpose or purposes.

SECTION 4.      Special Meetings. Special meetings of stockholders for the transaction of such business as may properly come before the meeting may be called by the President or Secretary at the request, in writing, of a majority of the Board of Directors, or at the request, in writing, of stockholders entitled to exercise a majority of the voting power of the Corporation. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. If any person(s) other than the Board of Directors calls a special meeting, the request shall:

(a)                be in writing;

(b)               specify the time of such meeting and the general nature of the business proposed to be transacted; and

(c)                be delivered personally or sent by registered mail or by facsimile transmission to the Chairperson of the Board of Directors, the President or the Secretary of the Corporation.

SECTION 5.      Notice of Meetings. Written notice of all meetings of the stockholders, stating the place, date and hour of the meeting and the place within the city or other municipality or community at which the list of stockholders may be examined, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, shall be mailed or delivered to each stockholder not less than ten nor more than 60 days prior to the meeting. Notice of any special meeting shall state in general terms the purpose or purposes for which the meeting is to be held. Such written notice must be signed by the Corporation’s President, a Vice President, the Secretary, an Assistant Secretary or by such other natural person or persons as the Bylaws may prescribe or permit, or as the Board of Directors may designate. Such written notice shall be delivered in accordance with NRS 78.370 and Article XII below.

SECTION 6.      Stockholder Lists. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, either (i) on a reasonably accessible electronic network, provided, that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the Corporation’s principal place of business. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.

2

The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

SECTION 7.      Quorum. Except as otherwise provided by statute or the Articles of Incorporation, a quorum for the transaction of business at any meeting of stockholders shall consist of holding at least a majority of the voting power of the Corporation, present in person or represented by proxy, regardless of whether the proxy has authority to vote on all matters. If, however, a quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At any adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed. When a quorum is once present it is not broken by the subsequent withdrawal of any stockholder.

SECTION 8.      Organization. Meetings of stockholders shall be presided over by the President or in the President’s absence, by a chairperson to be chosen by the stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the Corporation, or in the Secretary’s absence an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall appoint any person present to act as secretary of the meeting.

SECTION 9.      Voting; Proxies; Required Vote. (a) At all meetings of the stockholders at which a quorum is present, all matters, except as otherwise provided by statute or the Articles of Incorporation, shall be decided by the vote of the holders of a majority of the shares entitled to vote thereat present in person or by proxy unless the question is one upon which by express provision of statute or of the Articles of Incorporation, these Bylaws, or an express agreement in writing, a different vote is required, in which case such express provision shall govern and control the decision of such question. Voting for directors shall be in accordance with Article II Section 3 above. Where a separate vote by a class or classes, present in person or represented by proxy, shall constitute a quorum entitled to vote on that matter, the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class, unless otherwise provided in the Articles of Incorporation.

(b)               At each meeting of stockholders, every stockholder shall be entitled to vote in person or by proxy appointed by instrument in writing, subscribed by such stockholder or by such stockholder’s duly authorized attorney-in-fact (but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period), and, unless the Articles of Incorporation provide otherwise, shall have one vote for each share of stock entitled to vote registered in the name of such stockholder on the books of the Corporation on the applicable record date fixed pursuant to these Bylaws.

3

Except as otherwise provided in the Articles of Incorporation or in a Certificate of Designation or similar document filed with the Secretary of State of Nevada in accordance with NRS 78.1955, each stockholder shall, at every meeting of the stockholders, be entitled to one vote in person or by proxy for each share of stock having voting power held by such stockholder, but, pursuant to NRS 78.355, no proxy shall be valid after the expiration of six months from the date of its execution unless (a) coupled with an interest, or (b) the person executing it specifies therein the length of time for which it is to be continued in force, which in no case shall exceed seven years from the date of its execution.

(c)                Voting at meetings of stockholders need not be by written ballot and, unless otherwise required by Nevada law, need not be conducted by inspectors of election unless so determined by the holders of shares of stock having a majority of the votes that could be cast by the holders of all outstanding shares of stock entitled to vote thereon that are present in person or by proxy at such meeting. If authorized by the Board of Directors, such requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission (as defined in Article XII below); provided, that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxy holder.

(d)               Any action required or permitted to be taken at any meeting of stockholders may, except as otherwise required by statute or the Articles of Incorporation, be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by 67% of the holders of record of the issued and outstanding capital stock of the Corporation, and the writing or writings are filed with the permanent records of the Corporation.

Unless otherwise prohibited by the NRS, an electronic transmission (as defined in Article XII below) consenting to an action to be taken and transmitted by a stockholder or proxy holder, or by a person or persons authorized to act for a stockholder or proxy holder, shall be deemed to be written, signed and dated for purposes of this section; provided, that any such electronic transmission sets forth or is delivered with information from which the Corporation can determine (i) that the electronic transmission was transmitted by the stockholder or proxy holder or by a person or persons authorized to act for the stockholder or proxy holder and (ii) the date on which such stockholder or proxy holder or authorized person or persons transmitted such electronic transmission. The Secretary or the President of the Corporation or a designee of the Secretary or the President shall cause any such written consent by electronic transmission to be reproduced in paper form and inserted into the corporate records.

SECTION 10.  Inspectors. The Board of Directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not so appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors.

4

SECTION 11.  Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and to hold liable for calls and assessments the person registered on its books as the owner of the shares. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nevada.

ARTICLE III

Board of Directors

SECTION 1.      General Powers and Management of the Corporation. The business of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

SECTION 2.      Qualification; Number; Term; Remuneration. (a) Each director shall be at least 18 years of age. A director need not be stockholder, a citizen of the United States, or a resident of the State of Nevada. The number of directors constituting the entire Board shall be at least one, or such larger number as may be fixed from time to time by action of the stockholders or Board of Directors, one of whom may be selected by the Board of Directors to be its Chairperson. The use of the phrase “entire Board” herein refers to the total number of directors which the Corporation would have if there were no vacancies.

(b)               The Directors shall either be elected by written consent in accordance with Article II Section 3 above and NRS 78.320, except as provided in Article III Section 14 below. Each Director so elected shall hold office until such Director’s successor is elected and qualified or until such Director’s earlier death, resignation or removal. If, for any reason, Directors are not elected pursuant to NRS 78.320 or at the annual meeting of the stockholders, they may be elected at a special meeting of the stockholders called and held for that purpose.

(c)                Directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal.

5

SECTION 3.      Compensation. Unless the Articles of Incorporation or these Bylaws provide otherwise, the Board of Directors shall have the authority to determine and fix the compensation of Directors. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director, as the Board of Directors may determine from time to time by resolution. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

SECTION 4.      Quorum and Manner of Voting. Except as otherwise provided by law, a majority of the entire Board shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting from time to time to another time and place without notice. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 5.      Places of Meetings. Meetings of the Board of Directors may be held at any place within or without the State of Nevada, as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the notice of meeting.

SECTION 6.      Annual Meeting. Following the annual meeting of stockholders, the newly elected Board of Directors shall meet for the purpose of the election of officers and the transaction of such other business as may properly come before the meeting. Such meeting may be held without notice immediately after the annual meeting of stockholders at the same place at which such stockholders’ meeting is held.

SECTION 7.      Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors shall determine from time to time. Notice need not be given of regular meetings of the Board of Directors held at times and places fixed by resolution of the Board of Directors.

SECTION 8.      Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the President, Secretary or by a majority of the directors then in office.

SECTION 9.      Notice of Meetings. A notice of the place, date and time and the purpose or purposes of each meeting of the Board of Directors shall be given to each director by mailing the same at least two days before the special meeting, or by emailing or telephoning the same or by delivering the same personally prior to the meeting.

SECTION 10.  Telephonic Meetings. Members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or committee by means of a telephone conference or similar methods of communication by which all persons participating in the meeting can hear each other and participate concurrently in accordance with NRS 78.315(3). Participation in such meeting by such means constitutes presence in person at such meeting.

6

SECTION 11.  Organization. At all meetings of the Board of Directors, the President, or in the President’s absence or inability to act, a chairperson chosen by the directors, shall preside. The Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors when present, and, in the Secretary’s absence, the presiding officer may appoint any person to act as secretary.

SECTION 12.  Resignation. Any director may resign at any time upon written notice or by electronic transmission to the Corporation and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation.

SECTION 13.  Removal. Any or all of the directors may be removed, with or without cause, by the holders of not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote for the election of directors, in which event the vacancy or vacancies so created shall be filled in accordance with Article III Section 14 below.

SECTION 14.  Vacancies. Unless otherwise provided in these Bylaws, vacancies on the Board of Directors, whether caused by resignation, death, disqualification, removal, an increase in the authorized number of directors or otherwise, may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director, or at a special meeting of the stockholders, by the holders of shares entitled to vote for the election of directors. Directors so chosen shall hold office until their successors are duly elected and shall qualify, unless sooner displaced.

If at any time, by reason of death or resignation or other cause, the Corporation should have no Directors in office, then any Officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the Articles of Incorporation or these Bylaws for the sole purpose of electing Directors.

If, at the time of filling any vacancy or any newly created directorship, the Directors then in office constitute less than a majority of the whole Board of Directors (as constituted immediately prior to any such increase), a court of competent jurisdiction sitting in the State of Nevada may, upon application of any stockholder or stockholders holding at least 10% of the voting stock at the time outstanding having the right to vote for such Directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the Directors chosen by the Directors then in office as aforesaid.

SECTION 15.  Action by Written Consent. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if, before or after the action, a written consent thereto is signed or approved by electronic transmission by all members of the Board of Directors or of such committee, as the case may be, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

7

ARTICLE IV

Committees

SECTION 1.      Appointment. From time to time the Board of Directors by a resolution adopted by a majority of the entire Board may appoint any committee or committees for any purpose or purposes, to the extent lawful, which shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation as shall be determined and specified by the Board of Directors in the resolution of appointment.

Each committee must include at least one Director. Subject to the preceding sentence, and unless the Articles of Incorporation or these Bylaws otherwise provide, the Board of Directors may appoint natural persons who are not Directors to serve on any committee. Each committee must have the name or names as may be designated in these Bylaws or as may be determined from time to time by resolution adopted by the Board of Directors. Any such committee may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (a) approve or adopt, or recommend to the stockholders, any action or matter (other than the election or removal of directors) expressly required by statute to be submitted to stockholders for approval, or (b) adopt, amend or repeal any bylaw of the Corporation.

SECTION 2.      Procedures, Quorum and Manner of Acting. Each committee shall fix its own rules of procedure, and shall meet where and as provided by such rules or by resolution of the Board of Directors. Except as otherwise provided by law, the presence of a majority of the then appointed members of a committee shall constitute a quorum for the transaction of business by that committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the committee present shall be the act of the committee. Each committee shall keep minutes of its proceedings, and actions taken by a committee shall be reported to the Board of Directors.

SECTION 3.      Action by Written Consent. Any action required or permitted to be taken at any meeting of any committee of the Board of Directors may be taken without a meeting if all the members of the committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the committee.

SECTION 4.      Subcommittees. Unless otherwise provided in the Articles of Incorporation, these Bylaws or the resolution(s) of the Board of Directors designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

SECTION 5.      Term; Termination. In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any committee appointed by the Board of Directors.

8

ARTICLE V

Officers

SECTION 1.      Election and Qualifications. The Board of Directors shall elect the officers of the Corporation, which shall consist of a President/Chief Executive Officer (the “CEO”), a Secretary, a Treasurer/Chief Financial Officer, and may include, by election or appointment, one or more Vice-Presidents (any one or more of whom may be given an additional designation of rank or function) and such Assistant Secretaries, such Assistant Treasurers and such other officers as the Board may from time to time deem proper. Each officer shall have such powers and duties as may be prescribed by these Bylaws and as may be assigned by the Board of Directors or the President. Any two or more offices may be held by the same person. The Board of Directors may appoint, or empower the President to appoint, such other officers and agents as the business of the Corporation may require. Each of such Officers and agents shall hold office for such period, have such authority and person such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine, and no Officer need be a member of the Board of Directors.

SECTION 2.      Term of Office, Removal and Remuneration. The term of office of all officers shall be until their respective successors have been elected and qualified, but any officer may be removed from office, either with or without cause, at any time by the Board of Directors. Any vacancy in any office arising from any cause may be filled by the Board of Directors. The remuneration of all officers of the Corporation may be fixed by the Board of Directors or in such manner as the Board of Directors shall provide.

SECTION 3.      Resignation. Any officer may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective.

SECTION 4.      Chairperson of the Board. The Chairperson of the Board, if and when elected by the Board of Directors, shall preside at all meetings of the Board of Directors and of the stockholders and shall have such other powers and duties as may from time to time be assigned by the Board of Directors.

SECTION 5.      President and Chief Executive Officer. The President shall be the CEO of the Corporation, and shall have such duties as customarily pertain to that office, including seeing that all orders and resolutions of the Board of Directors are carried into effect. The President shall have general and active management and supervision of the property, business and affairs of the Corporation and over its other officers; may appoint and remove assistant officers and other agents and employees; and may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments.

SECTION 6.      Treasurer; Vice-President. The Treasurer and/or any Vice-President may execute and deliver in the name of the Corporation contracts and other obligations and instruments pertaining to the regular course of the duties of said office, and shall have such other authority as from time to time may be assigned by the Board of Directors or the President.

9

The Vice President, if any, or if there shall be more than one, the Vice Presidents, in the order or seniority determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of Directors or the President, under whose supervision he or she shall be, may prescribe from time to time.

SECTION 7.      Treasurer. The Treasurer shall be the Chief Financial Officer of the Corporation and shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or at any time when the Board of Directors so requires, an account of all of his or her transactions as Treasurer and of the financial condition of the Corporation. The Treasurer is authorized to execute and file on behalf of the Corporation all federal and state tax returns and all elections under federal and state tax laws. If required by the Board of Directors, he or she shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control, belonging to the Corporation. The Treasurer shall also perform such other duties and have such other powers as the Board of Directors or the President, under whose supervision he or she shall be, may prescribe from time to time.

SECTION 8.      Duties of Assistant Treasurers. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers, in the order of seniority determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors or the President, under whose supervision he or she shall be, may prescribe from time to time. The Assistant Treasurer is also authorized to execute and file on behalf of the Corporation all federal and state tax returns and all elections under federal and state tax laws.

SECTION 9.      Secretary. The Secretary shall attend all meetings of the Board of Directors (unless otherwise determined by the Board of Directors) and all meetings of the stockholders and record all of the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He or she shall give or cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors and shall perform such other duties and have such other powers as the Board of Directors or the President, under whose supervision he or she shall be, may prescribe from time to time.

10

SECTION 10.  Duties of Assistant Secretaries. The Assistant Secretary, or if there be more than one, the Assistant Secretaries, in the order of seniority determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors or the President, under whose supervision he or she shall be, may prescribe from time to time.

SECTION 11.  Assistant Officers. Any assistant officer shall have such powers and duties of the officer such assistant officer assists as such officer or the Board of Directors shall from time to time prescribe.

ARTICLE VI

Books and Records

SECTION 1.      Location. The books and records of the Corporation may be kept at such place or places within or outside the State of Delaware as the Board of Directors or the respective officers in charge thereof may from time to time determine. The record books containing the names and addresses of all stockholders, the number and class of shares of stock held by each and the dates when they respectively became the owners of record thereof shall be kept by the Secretary as prescribed in the Bylaws and by such officer or agent as shall be designated by the Board of Directors.

SECTION 2.      Addresses of Stockholders. Notices of meetings and all other corporate notices may be delivered personally or mailed to each stockholder at the stockholder’s address as it appears on the records of the Corporation.

SECTION 3.      Fixing Date for Determination of Stockholders of Record. (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than 60 nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b)               In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in this State, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by this chapter, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

11

(c)                In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

ARTICLE VII

Certificates Representing Stock

SECTION 1.      Certificates; Signatures. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate, signed by or in the name of the Corporation by the Chairperson or Vice-Chairperson of the Board of Directors, or the President/CEO or Vice-President, and by the Treasurer/Chief Financial Officer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares registered in certificate form. Any and all signatures on any such certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. The name of the holder of record of the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the books of the Corporation.

The Corporation may place in escrow shares issued for a contract for future services or benefits or a promissory note, or make any other arrangements to restrict the transfer of the shares. The Corporation may credit distributions made for the shares against their purchase price, until the services are performed, the benefits are received or the promissory note is paid. If the services are not performed, the benefits are not received or the promissory note is not paid, the shares escrowed or restricted and the distributions credited may be cancelled in whole or in part. Upon the face or back of each stock certificate issued to represent any such partly paid shares, or upon the books and records of the Corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the Corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

12

SECTION 2.      Transfers of Stock. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, shares of capital stock shall be transferable on the books of the Corporation only by the holder of record thereof in person, or by duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares, properly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, and the payment of all taxes due thereon.

SECTION 3.      Fractional Shares. The Corporation may, but shall not be required to, issue certificates for fractions of a share where necessary to effect authorized transactions, or the Corporation may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a stockholder except as therein provided.

The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.

SECTION 4.      Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock in place of any certificate, theretofore issued by it, alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

SECTION 5.         Special Designation on Certificates. If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

13

Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to these Bylaws or applicable law a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

ARTICLE VIII

Dividends and Reserves

Subject always to the provisions of law and the Articles of Incorporation, the Board of Directors shall have full power to determine whether any, and, if any, what part of any, funds legally available for the payment of dividends shall be declared as dividends and paid to stockholders; the division of the whole or any part of such funds of the Corporation shall rest wholly within the lawful discretion of the Board of Directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the stockholders as dividends or otherwise; and before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE IX

Ratification

Any transaction, questioned in any law suit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or stockholder, non-disclosure, miscomputation, or the application of improper principles or practices of accounting, may be ratified before or after judgment, by the Board of Directors or by the stockholders, and if so ratified shall have the same force and effect as if the questioned transaction had been originally duly authorized. Such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

ARTICLE X

Corporate Seal

The Corporation may have a corporate seal. The corporate seal shall have inscribed thereon the name of the Corporation and the year of its incorporation, and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine. The corporate seal may be used by printing, engraving, lithographing, stamping or otherwise making, placing or affixing, or causing to be printed, engraved, lithographed, stamped or otherwise made, placed or affixed, upon any paper or document, by any process whatsoever, an impression, facsimile or other reproduction of said corporate seal. The corporate seal, if there be one, shall have inscribed thereon the words, “State of Nevada.”

14

ARTICLE XI

Fiscal Year

The fiscal year of the Corporation shall be fixed, and shall be subject to change, by resolution of the Board of Directors. Unless otherwise fixed by the Board of Directors, the fiscal year of the Corporation shall be the calendar year.

ARTICLE XII

Notices

SECTION 1.      General. Except as otherwise provided by the Articles of Incorporation or these Bylaws, any notice or other communication may be given or sent by any method of delivery permitted by Nevada law. Notice to Directors may be given by facsimile or by other form of electronic transmission, including electronic mail, to an address as it appears on the Corporation’s records if (i) the sending of notice by such other media may be verified or confirmed; and (ii) contains or is accompanied by information from which the recipient can determine the date of the transmission. An affidavit of the Secretary or an Assistant Secretary of the Corporation or of the transfer agent or other agent of the Corporation that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

SECTION 2.      Notice to Stockholders by Electronic Transmission. Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the NRS, the Articles of Incorporation or these Bylaws, any notice to stockholders given by the Corporation under any provision of the NRS, the Articles of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if:

(a)                the stockholder is unable to receive by electronic transmission two consecutive notices given by the Corporation in accordance with such consent; and

(b)               such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice.

However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

15

An “electronic transmission” means any form or process of communication not directly involving the physical transmission of paper or another tangible medium that (i) is suitable for the retention, retrieval and reproduction of information by the recipient, and (ii) is retrievable and reproducible in paper form by the recipient through an automated process used in conventional commercial practice unless the sender and recipient have consented in writing to the use of the form of electronic transmission that cannot be directly reproduced in paper form, but is otherwise retrievable in perceivable form.

SECTION 3.      Effectiveness of Notice. Except as otherwise provided by the NRS or applicable federal law, any notice or other communication, if in a comprehensible form, is effective at the earliest of the following:

(a)                If in physical form, when it is left at the stockholder’s address as it appears on the Corporation‘s records, or the Director’s residence or usual place of business;

(b)               If mailed by U.S. mail postage prepaid and correctly addressed to a stockholder, upon deposit in the U.S. mail;

(c)                If mailed by U.S. mail postage prepaid and correctly addressed to a Director, upon deposit in the U.S. mail, the earliest of: (a) if sent by registered or certified mail, return receipt requested, the date shown on the return receipt signed by or on behalf of the addressee; or (b) five days after it is deposited in the U.S. mail; and

(d)               if an electronic transmission, unless otherwise agreed between the Corporation and a Director or stockholder, when: (a) it enters an information processing system that the recipient has designated or uses for the purpose of receiving electronic transmissions or information of the type sent; and (b) it is in a form ordinarily capable of being processed by that system.

An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

SECTION 4.      Notice to Person with Whom Communication is Unlawful. Whenever notice is required to be given under the provisions of the NRS, the Articles of Incorporation or these Bylaws to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Corporation is such as to require the filing of a certificate or other document, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

16

SECTION 5.      Waiver of Notice. Whenever any notice is required to be given under the provisions of the NRS, the Articles of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Whenever all persons entitled to vote at any meeting, whether of Directors or stockholders, consent, either by:

(a)                a writing on the records of the meeting or filed with the Secretary or an Assistant Secretary of the Corporation;

(b)               presence at such meeting and oral consent entered on the minutes; or

(c)                taking part in the deliberations at such meeting without objection,

then the doings of such meeting shall be as valid as if had at a meeting regularly called and noticed. At such meeting, any business may be transacted which is not excepted from the written consent or to the consideration of which no objection for want of notice is made at the time.

ARTICLE XIII

Bank Accounts, Drafts, Contracts, Etc.

SECTION 1.      Bank Accounts and Drafts. In addition to such bank accounts as may be authorized by the Board of Directors, the primary financial officer or any person designated by said primary financial officer, whether or not an employee of the Corporation, may authorize such bank accounts to be opened or maintained in the name and on behalf of the Corporation as he may deem necessary or appropriate, payments from such bank accounts to be made upon and according to the check of the Corporation in accordance with the written instructions of said primary financial officer, or other person so designated by the Treasurer.

SECTION 2.      Contracts. The Board of Directors may authorize any person or persons, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

SECTION 3.      Proxies; Powers of Attorney; Other Instruments. The President/CEO or any other person designated by either of them shall have the power and authority to execute and deliver proxies, powers of attorney and other instruments on behalf of the Corporation in connection with the rights and powers incident to the ownership of stock by the Corporation. The CEO, the President or any other person authorized by proxy or power of attorney executed and delivered by either of them on behalf of the Corporation may attend and vote at any meeting of stockholders of any company in which the Corporation may hold stock, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, or otherwise as specified in the proxy or power of attorney so authorizing any such person. The Board of Directors, from time to time, may confer like powers upon any other person.

SECTION 4.      Checks. All checks or demands for money and notes of the Corporation shall be signed by such Officer or Officers or such other person or persons as the Board of Directors may from time to time.

17

SECTION 5.      Financial Reports. The Board of Directors may appoint the primary financial officer or other fiscal officer and/or the Secretary or any other officer to cause to be prepared and furnished to stockholders entitled thereto any special financial notice and/or financial statement, as the case may be, which may be required by any provision of law.

ARTICLE XIV

Indemnification

SECTION 1.         Scope. The Corporation shall, to the fullest extent permitted by Nevada law, as may be amended and supplemented from time to time, indemnify any director, officer, employee or agent of the Corporation, against expenses (including attorneys’ fees), judgments, fines, amounts paid in settlement and/or other matters referred to in or covered by such Section, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

SECTION 2.         Exculpation.

(a)                Subject to Section 78 of the NRS, no Indemnified Party (as defined below) shall be liable, in damages or otherwise, to the Corporation, its stockholders, the directors or any of their Affiliates for any act or omission performed or omitted by any of them so long as they are not liable pursuant to NRS 78.138 or they acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful (including, without limitation, any act or omission performed or omitted by any of them in reliance upon and in accordance with the opinion or advice of experts, including, without limitation, of legal counsel as to matters of law, of accountants as to matters of accounting, or of investment bankers or appraisers as to matters of valuation), except with respect to (i)  any act taken by such Indemnified Party purporting to bind the Corporation that has not been authorized pursuant to these Bylaws or (ii)  any act or omission with respect to which such Indemnified Party was grossly negligent or engaged in intentional misconduct.

(b)               Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

(c)                To the extent that, at law or in equity, any Indemnified Party has duties (including fiduciary duties) and liabilities relating thereto to the Corporation or to its stockholders, such Indemnified Party acting under these Bylaws shall not be liable to the Corporation or to its stockholders for its good faith reliance on the provisions of these Bylaws. The provisions of these Bylaws, to the extent that they restrict, modify or eliminate the duties and liabilities of an Indemnified Party otherwise existing at law or in equity, shall replace such other duties and liabilities of such Indemnified Party, to the maximum extent permitted by applicable law.

18

SECTION 3.         Indemnification.

(a)                To the fullest extent permitted by applicable law, the Corporation shall indemnify and hold harmless and pay all judgments and claims against (i) the Board of Directors (ii) each officer of the Corporation, (iii) each director and (iv) each stockholder or their respective Affiliates, officers, directors, employees, shareholders, partners, managers and members (each, an “Indemnified Party”, each of which shall be a third party beneficiary of these Bylaws solely for purposes of this Section 3 and Section 4 of this Article XIV from and against any loss or damage incurred by an Indemnified Party or by the Corporation for any act or omission taken or suffered by such Indemnified Party in good faith (including, without limitation, any act or omission taken or suffered by any of them in reliance upon and in accordance with the opinion or advice of experts, including, without limitation, of legal counsel as to matters of law, of accountants as to matters of accounting, or of investment bankers or appraisers as to matters of valuation) in connection with the purpose and business of the Corporation, including costs and reasonable attorneys’ fees and any amount expended in the settlement of any claims or loss or damage, except with respect to (i) any act taken by such Indemnified Party purporting to bind the Corporation that has not been authorized pursuant to these Bylaws or (ii) any act or omission with respect to which such Indemnified Party was grossly negligent or engaged in intentional misconduct.

(b)               The satisfaction of any indemnification obligation pursuant to Section 3(a) of this Article XIV shall be from and limited to Corporation assets (including insurance and any agreements pursuant to which the Corporation, its officers or employees are entitled to indemnification) and the stockholder, in such capacity, shall not be subject to personal liability therefor.

(c)                Expenses reasonably incurred by an Indemnified Party in defense or settlement of any claim that may be subject to a right of indemnification hereunder may be advanced by the Corporation prior to the final disposition thereof upon receipt of an undertaking by or on behalf of such Indemnified Party to repay such amount to the extent that it shall be determined upon final adjudication after all possible appeals have been exhausted that such Indemnified Party is not entitled to be indemnified hereunder.

(d)               The Corporation may purchase and maintain insurance, on behalf of all Indemnified Parties and other Persons against any liability which may be asserted against, or expense which may be incurred by, any such Person in connection with the Corporation’s activities, whether or not the Corporation would have the power to indemnify such Person against such liabilities under the provisions of these Bylaws.

(e)                Promptly after receipt by an Indemnified Party of notice of the commencement of any investigation, action, suit, arbitration or other proceeding, whether civil or criminal (collectively, “Proceeding”), such Indemnified Party shall, if a claim for indemnification in respect thereof is to be made against the Corporation, give written notice to the Corporation of the commencement of such Proceeding; provided, however, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Corporation of its obligations under this Section 3, except to the extent that the Corporation is actually prejudiced by such failure to give notice. In case any such Proceeding is brought against an Indemnified Party (other than a derivative suit in right of the Corporation), the Corporation will be entitled to participate in and to assume the defense thereof to the extent that the Corporation may wish, with counsel reasonably satisfactory to such Indemnified Party. After notice from the Corporation to such Indemnified Party of the Corporation’s election to assume the defense of such Proceeding, the Corporation will not be liable for expenses subsequently incurred by such Indemnified Party in connection with the defense thereof. The Corporation will not consent to entry of any judgment or enter into any settlement of such Proceeding that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party a release from all liability in respect of such Proceeding and the related claim.

19

(f)                The right to indemnification and the advancement of expenses conferred in this Section 3 of this Article XIV shall not be exclusive of any other right which any Person may have or hereafter acquire under the articles of incorporation or any statute, agreement, bylaw, vote of the Board of Directors or otherwise, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that the director’s or officer’s acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. The rights conferred upon any Indemnified Party in Sections 2 and 3 of this Article XIV shall be contract rights that vest upon the occurrence or alleged occurrence of any act or omission giving rise to any proceeding or threatened proceeding and such rights shall continue as to any Indemnified Party who has ceased to be manager, director or officer and shall inure to the benefit of such Indemnified Party’s heirs, executors and administrators. Any amendment, alteration or repeal of Sections 2 and 3 of this Article XIV that adversely affects any right of any Indemnified Party or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal.

SECTION 4.         Primary Obligation. With respect to any Indemnified Party who is employed, retained or otherwise associated with, or appointed or nominated by Tower Three Partners, L.P. (the “Client”) or any of their respective affiliates and who acts or serves as a director, officer, manager, fiduciary, employee, consultant, advisor or agent of, for or to the Corporation or any of its subsidiaries, the Corporation or its subsidiaries shall be primarily liable for all indemnification, reimbursements, advancements or similar payments (the “Indemnity Obligations”) afforded to such Indemnified Party acting in such capacity or capacities on behalf or at the request of the Corporation or any of its subsidiaries, in such capacity, whether the Indemnity Obligations are created by law, organizational or constituent documents, contract (including these Bylaws) or otherwise. Notwithstanding the fact that Client and/or any of its affiliates, other than the Corporation (such persons, together with its and their heirs, successors and assigns, the “Client Parties”), may have concurrent liability to an Indemnified Party with respect to the Indemnity Obligations, in no event shall the Corporation or any of its subsidiaries have any right or claim against any of the Client Parties for contribution or have rights of subrogation against any Client Parties through an Indemnified Party for any payment made by the Corporation or any of its subsidiaries with respect to any Indemnity Obligation. In addition, in the event that any Client Parties pay or advance to an Indemnified Party any amount with respect to an Indemnity Obligation, the Corporation shall, or shall cause its subsidiaries to, as applicable, promptly reimburse such Client Parties for such payment or advance upon request.

20

SECTION 5.         Continuing Obligation. The provisions of this Article XIV shall be deemed to be a contract between the Corporation and each director of the Corporation who serves in such capacity at any time while these Bylaws are in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

SECTION 6.         Nonexclusive. The indemnification and advancement of expenses provided for under this Article XIV shall (i) not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement or vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, (ii) continue unto a person who has ceased to be a director and (iii) inure to the benefit of the heirs, executors and administrators of such a person.

SECTION 7.         Other Persons. In addition to the indemnification rights of directors, officers, employees or agents of the Corporation, the Board of Directors in its discretion shall have the power, on behalf of the Corporation, to indemnify any other person made a party to any action, suit or proceeding who the Corporation may indemnify under Nevada law.

SECTION 8.         Authorization for Discretionary Indemnification and Advancement of Expenses. Any discretionary indemnification or advancement made under this Article XIV shall be authorized in accordance with NRS 78.751.

ARTICLE XV

General Provisions

SECTION 1.      Captions. Captions used in these Bylaws are for convenience only and are not a part of these Bylaws and shall not be deemed to limit or alter any provisions hereof and shall not be deemed relevant in construing these Bylaws.

SECTION 2.      Interpretations. To the extent permitted by the context in which used, words in the singular number shall include the plural, words in the masculine gender shall include the feminine and neuter, and vice versa.

SECTION 3.      Seniority. Nevada law and the Articles of Incorporation (in that order of precedence) will and in all respects be considered senior and superior to these Bylaws, with any inconsistency or conflict to be resolved in favor of Nevada law and such Articles of Incorporation (in that order of precedence), and with these Bylaws to be deemed automatically amended from time to time to eliminate any inconsistency which may then exist.

21

SECTION 4.      Computation of Time. The time during which an act is required to be done, including the time for the giving of any required notice herein, shall be computed by excluding the first day or hour, as the case may be, and including the last day or hour, as the case may be.

ARTICLE XVI

Anti-Takeover Statutes

SECTION 1.      Acquisition of Controlling Interest. Unless the Articles of Incorporation expressly provide to the contrary, the provisions of Nevada law pertaining to the acquisition of a controlling interest (currently set forth in NRS 78.378 to 78.3793, inclusive), as the same now exists or may hereafter be amended or supplemented, do not and shall not apply to the Corporation or to an acquisition of a controlling interest specifically by types of existing or future stockholders, whether or not identified.

SECTION 2.      Combinations with Interested Stockholders. Unless the Articles of Incorporation expressly provide to the contrary, it is the express intention of the Corporation not to be governed by the provisions of Nevada law pertaining to the restrictions on business combinations with interested stockholders (currently set forth in NRS 78.411 to 78.444, inclusive), as the same now exists or may hereafter be amended or supplemented.

ARTICLE XVII

Amendments

Except as otherwise restricted in the Articles of Incorporation or these Bylaws, the Board of Directors shall have power to adopt, amend or repeal Bylaws. Bylaws adopted by the Board of Directors may be repealed or changed, and new Bylaws made by the stockholders, and the stockholders may prescribe that any Bylaw made by them shall not be altered, amended or repealed by the Board of Directors.

*****

22

SECRETARY’S CERTIFICATE

The undersigned duly appointed Secretary of the Corporation does hereby certify that the foregoing Bylaws are effective as of the 6th day of June, 2014.

/s/ Alon Reisser
Print Name: Alon Reisser
Title: Secretary

[Signature Page: Bylaws of NTS, Inc.]